UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 14, 2022
____________________

Mercantile Bank Corporation
(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan	49504
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MBWM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01     Entry into a Material Definitive Agreement.

On January 14, 2022, pursuant to that certain Indenture and First Supplemental Indenture, each dated December 15, 2021 (the “Indenture”), by and between Mercantile Bank Corporation (the “Company”) and Wilmington Trust, National Association, as trustee (the “Trustee”), the Company authorized and directed the Trustee to (i) increase the aggregate principal amount of its 3.25% fixed-to-floating rate subordinated notes due 2032 (the “Original Notes”) from $75.0 million to $90.0 million and (ii) reopen the series of Original Notes for issuance of additional notes in the aggregate principal amount of $15,000,000 (the “Additional Notes”). The Company entered into Subordinated Note Purchase Agreements (the “Purchase Agreement”) with certain qualified institutional buyers and institutional accredited investors (the “Additional Purchasers”) pursuant to which the Company issued and sold the Additional Notes at a price equal to 100% of their face amount. Additionally, the Additional Purchasers paid the Company $39,270.83, which is equal to the amount of accrued and unpaid interest on $15,000,000 from December 15, 2021 up to, but not including, the date of the delivery of the Additional Notes. The Company intends to use the net proceeds it received from the sale of the Additional Notes for general corporate purposes, including providing capital to support the organic growth of its bank subsidiary, Mercantile Bank of Michigan.

In connection with the sale and issuance of the Additional Notes, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Additional Purchasers.

The Purchase Agreement, Additional Notes, and Registration Rights Agreement are identical in all material respects to those used in connection with the issuance of the Original Notes on December 15, 2021, and the description of the terms of those documents is incorporated herein by reference to the Company’s Current Report on Form 8-K filed December 17, 2021. The form of Purchase Agreement, the form of Registration Rights Agreement, the Indenture, First Supplemental Indenture and the form of Note attached as Exhibits 10.1, 10.2, 4.1, 4.2 and 4.3, respectively, to the Company’s Current Report on Form 8-K filed December 17, 2021 are incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.     Regulation FD Disclosure.

On January 14, 2022, the Company issued a press release announcing the completion of the offering of the Additional Notes, a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

4.1	Subordinated Indenture, dated December 15, 2021, by and between Mercantile Bank Corporation and Wilmington Trust, National Association, as trustee.*

4.2	First Supplemental Indenture to Subordinated Indenture, dated December 15, 2021, by and between Mercantile Bank Corporation and Wilmington Trust, National Association, as trustee.*

4.3	Form of 3.25% Fixed-to-Floating Rate Subordinated Note due 2032.*

10.1	Form of Subordinated Note Purchase Agreement dated December 15, 2021, by and among Mercantile Bank Corporation and the Purchasers.*

10.2	Form of Registration Rights Agreement dated December 15, 2021, by and among Mercantile Bank Corporation and the Purchasers.*

99.1	Press Release issued by Mercantile Bank Corporation dated January 14, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Incorporated by reference to the Company’s Current Report on Form 8-K filed December 17, 2021.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ Charles E. Christmas
Charles E. Christmas
Executive Vice President, Chief
Financial Officer and Treasurer
January 14, 2022

Exhibit Index

Exhibit
Number                   Description

4.1	Subordinated Indenture, dated December 15, 2021, by and between Mercantile Bank Corporation and Wilmington Trust, National Association, as trustee.*

4.2	First Supplemental Indenture to Subordinated Indenture, dated December 15, 2021, by and between Mercantile Bank Corporation and Wilmington Trust, National Association, as trustee.*

4.3	Form of 3.25% Fixed-to-Floating Rate Subordinated Note due 2032.*

10.1	Form of Subordinated Note Purchase Agreement dated December 15, 2021, by and among Mercantile Bank Corporation and the Purchasers.*

10.2	Form of Registration Rights Agreement dated December 15, 2021, by and among Mercantile Bank Corporation and the Purchasers.*

99.1	Press Release issued by Mercantile Bank Corporation dated January 14, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Incorporated by reference to the Company’s Current Report on Form 8-K filed December 17, 2021.